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EXHIBIT - 23 CONSENT OF INDEPENDENT AUDITORS'







                        INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement (No. 33-30390) of TransWorld Bancorp on Form S-8 of our report dated January 31, 1996, appearing in the Annual Report on Form 10-K of TransWorld Bancorp for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP

Los Angeles, California
March 25, 1996